SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 27, 1996


                                  Toy Biz, Inc.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                     1-13638                            13-3711775
(State or Other             (Commission                   (I.R.S. Employer
Jurisdiction of             File Number)                    Identification
incorporation)                                                        No.)





                 333 East 38th Street, New York, New York 10016
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 682-4700
              (Registrant's Telephone Number, Including Area Code)



         (Former Name or Former Address, If Changed Since Last Report.)


C/M:  11391.0000 442182.3

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ITEM 5.           Other Events.

                  On December 27, 1996, Toy Biz, Inc., a Delaware corporation ("Toy Biz"), entered into an Agreement and Plan of Merger dated as of December 27, 1996 (the "Merger Agreement") with Andrews Group Incorporated, a Delaware corporation ("Andrews Group"), and Andrews Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Andrews Group ("Sub"). The Merger Agreement provides for the merger (the "Merger") of Sub with and into Toy Biz, with Toy Biz surviving as a wholly owned subsidiary of Andrews Group.

                  Pursuant to the Merger Agreement, each share of Class A common stock, par value $.01 per share (each, a "Class A Share"), and each share of Class B common stock, par value $.01 per share (each, a "Class B Share"), of Toy Biz (collectively, the "Shares") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than Shares owned directly by Toy Biz, Andrews Group or any wholly owned subsidiary of Andrews Group, which Shares will be cancelled, and Shares held by stockholders who exercise appraisal rights pursuant to Section 262 of the Delaware Corporation Law (the "DGCL")) will be converted into the right to receive $22.50 per Share in cash (the "Merger Consideration"). In addition, each share of Series A Preferred Stock outstanding immediately prior to the Effective Time of the Merger (each, a "Preferred Share") (other than Preferred Shares held by stockholders who exercise appraisal rights pursuant to Section 262 of the DGCL) will be converted in the Merger into the right to receive an amount per share equal to the then applicable redemption price per share payable pursuant to the Certificate of Designation applicable to the Preferred Shares (the "Preferred Merger Consideration"). As of the Effective Time, all Shares and Preferred Shares issued and outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented outstanding Shares or Preferred Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration or the Preferred Merger Consideration, as the case may be, upon the surrender of such certificate.

                   Prior to the execution of the Merger Agreement, a special committee (the "Special Committee") of the Board of Directors of Toy Biz consisting of directors who are not affiliated with Andrews Group received an opinion from Wasserstein Perella & Co., Inc. to the effect that the Merger Consideration to be received by the holders of the Class A Shares (other than Avi Arad, Isaac Perlmutter, Isaac Perlmutter T.A., a Florida trust, and ZIB Inc. (collectively the "Selling Stockholders")) is fair to such holders from a financial point of view, unanimously determined that each of the Merger Agreement and the Merger are fair and in the best interest of the holders of the Class A Shares, other than the Selling Stockholders, and recommended that the full Board of Directors of Toy Biz make the same determination. The full Board of Directors of Toy Biz then unanimously made the same determination as the Special Committee and unanimously approved the Merger Agreement.

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                  Also on December 27, 1996, Marvel Entertainment Group, Inc.
("Marvel"), an indirect principal stockholder of Toy Biz and an indirect subsidiary of Andrews Group, filed a Plan of Reorganization (the "Plan of Reorganization") in the U.S. Bankruptcy Court for the District of Delaware. A significant portion of Toy Biz's revenues are derived from sales of toys based on Marvel characters under an agreement with Marvel granting Toy Biz the exclusive, perpetual and royalty-free right to sell toys based on those characters.

                  The consummation of the Merger is subject, among other things, to the condition that the Plan of Reorganization shall have been confirmed and all conditions to closing under such plan shall have been satisfied or waived. In addition, the consummation of the Merger is subject to the approval of the holders of the majority of the votes represented by the outstanding Class A Shares and Class B Shares, voting together as one class, and the unanimous approval of the holders of the outstanding Class B Shares. As of the date hereof, Andrews Group and its affiliates and the Selling Stockholders collectively beneficially own shares representing 92.9% of the votes represented by the outstanding Class A Shares and Class B Shares, considered as one class, and 100% of the votes represented by the outstanding Class B shares.


ITEM 7.           Financial Statements and Exhibits.

(c)  Exhibits.

2.1 Agreement and Plan of Merger, dated as of December 27, 1996, by and among Andrews Group Incorporated, Andrews Acquisition Corp. and the Registrant. (Incorporated by reference to Exhibit B to the Amendment No. 3 to Schedule 13D, dated December 27, 1996, filed by Andrews Group Incorporated and Mafco Holdings Inc., as reporting persons, with respect to the Class A Common Stock, par value $.01 per share, of the Registrant.)

99.1 Press release of Andrews Group Incorporated and the Registrant, dated December 27, 1996. (Filed herewith.)

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TOY BIZ, INC.
                                  (Registrant)


Date: January 2, 1997
                                  By  /s/ Joseph M. Ahearn
                                  --------------------------------------------
                                  Name:  Joseph M. Ahearn
                                  Title: President and Chief Executive Officer


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EXHIBIT INDEX

Exhibit

 2.1 Agreement and Plan of Merger, dated as of December 27, 1996, by and among Andrews Group Incorporated, Andrews Acquisition Corp. and the Registrant. (Incorporated by reference to Exhibit B to the Amendment No. 3 to Schedule 13D, dated December 27, 1996, filed by Andrews Group Incorporated and Mafco Holdings Inc., as reporting persons, with respect to the Class A Common Stock, par value $.01 per share, of the Registrant.)

 99.1 Press release of Andrews Group Incorporated and the Registrant, dated December 27, 1996. (Filed herewith.)



C/M:  11391.0000 442182.3
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